Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C.SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the “Company”) on Form 6-K furnished for the month of July 2021 containing its unaudited financial statements as of June 30, 2021 and for the six-months periods ending June 30, 2021 and 2020, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Rice Powell, Chief Executive Officer and Helen Giza, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ RICE POWELL
Rice Powell
Chief Executive Officer and Chairman of the Management Board of the General Partner

July 30, 2021

By:	/s/ HELEN GIZA
Helen Giza
Chief Financial Officer and member of the Management Board of the General Partner

July 30, 2021